                                                              Exhibit 10.13

                             GROUND LEASE AGREEMENT

         This Ground Lease Agreement (this "Lease"), is made as of March 1, 2000, between AES RED OAK, L.L.C. (the "LESSOR"), a Delaware limited liability company, having an address at 1001 North 19th Street, Arlington Virginia 22209, and AES RED OAK URBAN RENEWAL CORPORATION (the "LESSEE"), a New Jersey corporation, having an address at 777 Washington Road, Parlin, New Jersey 08859.

                              PRELIMINARY STATEMENT

         WHEREAS, LESSOR is the owner of a certain tract of land lying and being in the Borough of Sayreville, County of Middlesex and State of New Jersey, which tract of land is designated as Lot 1, of Block 49.01 on the official Tax Map for the Borough of Sayreville (the "Land"). The Land is served by an access easement and two sight triangle easements ("Appurtenant Easements") which provide access to Jernee Mill Road. The Land and the Appurtenant Easements are more particularly described on EXHIBIT A, annexed hereto. The Land is unimproved at the inception of this Lease. For the purposes of this Lease, the Land and the Appurtenant Easements, as well as any other rights of LESSOR appurtenant thereto (including the Conrail Licenses), and any current or future improvements constructed thereon that are owned by LESSOR (but excluding the Project Improvements) are hereinafter collectively referred to as the "Demised Premises".

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter provided, LESSOR and LESSEE hereby covenant and agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 Capitalized terms that are not otherwise defined herein shall have the meaning assigned to them in the Trust Indenture. As used in this Lease, the following terms have the following respective meanings:

                   (a) BOROUGH: the Borough of Sayreville, Middlesex County, New Jersey.

                   (b) COMMENCEMENT DATE: the Commercial Operation Date for the Facility.

                   (c) CONRAIL LICENSES: the unrecorded License Agreement for Private Grade Crossing made by Consolidated Rail Corporation (Conrail) and AES Red Oak, L.L.C., as Licensee, dated February 18, 2000 and the unrecorded License Agreement for Utility Lines Occupation made by Consolidated Rail Corporation (Conrail) and AES Red Oak, L.L.C., as Licensee, dated February 23, 2000.


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                   (d)  CONSTRUCTION AGENCY AGREEMENT: that certain Construction
                   Agency Agreement of even date herewith between the LESSOR and LESSEE wherein LESSOR agrees to undertake and complete the Project Improvements.

                   (e)  DEMISED PREMISES: defined in the Preliminary Statement.

                   (f) FINANCIAL AGREEMENT: that certain agreement entered into between the Borough and LESSEE, entitled "Financial Agreement," dated December 3, 1999, relating to payments in lieu of taxes.

                   (g) INSURANCE REQUIREMENTS: all insurance requirements under the Project Contracts and the Financing Documents and all terms of any insurance policy maintained by LESSOR and/or LESSEE with respect to the Demised Premises and the Project Improvements and all requirements of the National Board of Fire Underwriters (or any other body exercising similar function) applicable to or affecting all or any part of the Demised Premises and the Project Improvements.

                   (h)  LAND: defined in the Preliminary Statement.

                   (i) LEGAL REQUIREMENTS: all statutes, regulations, codes and ordinances of any governmental entity, authority, agency and/or department, which now or at any time hereafter may be applicable to the Demised Premises and the Project Improvements or any part thereof, including, but not limited to, all Environmental Laws.

                   (j) LESSEE: the party defined as such in the first paragraph of this Lease.

                   (k) LESSEE'S TAX SHARE: for all purposes of this Lease, it is agreed to be 100%.

                   (l) LESSOR: the party defined as such in the first paragraph of this Lease, including at any time after the date hereof, the then owner of LESSOR'S interest in the Demised Premises.

                   (m) LESSOR'S VISITORS: LESSOR'S agents, servants, employees, contractors, invitees, licensees and all other persons invited to the Demised Premises and the Project Improvements as guests or doing lawful business with LESSOR.

                   (n) PILOT: the payments LESSEE has agreed to pay the Borough in lieu of Taxes under the provisions of the Financial Agreement.

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                   (o)  PROJECT IMPROVEMENTS: all current or future improvements to or on the Demised Premises that are constructed by or on behalf of LESSEE and owned by LESSEE pursuant to the provisions of the Financial Agreement.

                   (p) RESTORATION: the restoration, replacement or rebuilding of the Demised Premises, the Project Improvements or any portion thereof to as nearly as practicable to their value, condition and character immediately prior to any damage, destruction, Event of Loss or Taking.

                   (q)  RENT: defined in Section 3.1.

                   (r) TAKING: an Event of Eminent Domain or other taking of all or any part of the Demised Premises or the Project Improvements, or any interest therein or right accruing thereto, as the result of, or in lieu of, or in anticipation of, the exercise of the right of condemnation or eminent domain pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Demised Premises or the Project Improvements or any part thereof, by any governmental authority, civil or military.

                   (s) TAXES: all real estate taxes and assessments or substitutes therefor or supplements thereto, upon, applicable, attributable or assessed against the Project Improvements or the Demised Premises (or any part thereof) and/or any improvements thereon. If and to the extent that due to a change in the method of taxation or assessment any franchise, capital stock, capital, rent, income, profit or other tax or charge shall be substituted by the applicable taxing authority for the Taxes now or hereafter imposed upon the Project Improvements or the Demised Premises and/or any improvements thereon, such franchise, capital stock, capital, rent, income, profit or other tax or charge shall be deemed included in the term "Taxes", provided, however, that the amount of such tax, assessment, levy, imposition, charge or fee deemed to be included in the term "Taxes" shall be determined as if the Demised Premises were the only asset of LESSOR and as if the rent received therefrom were the only income of LESSOR.

                   (t)  TERM: defined in Section 2.2.

                   (u) TERMINATION DATE: Twenty-fifth (25th) anniversary of the Commencement Date.

                   (v)  TRUST INDENTURE: the Trust Indenture dated as of
                   March 1, 2000, by and among LESSOR and The Bank of New York, as Trustee and Depository Bank.

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                                    ARTICLE 2

                                  DEMISE; TERM

         2.1. LESSOR, for and in consideration of the covenants hereinafter contained and made on the part of the LESSEE, does hereby demise and lease to LESSEE, and LESSEE does hereby hire from LESSOR, the Demised Premises, subject, however, to the terms and conditions of this Lease.

         2.2. The term (the "Term") of this Lease shall commence on the Commencement Date and shall end on the Termination Date.

                                    ARTICLE 3

                                      RENT

         3.1 LESSEE shall pay rent ("Rent") to LESSOR during the Term in the amount of TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000.00) per year (the "Annual Rent") in lawful money of the United States of America. The Annual Rent shall be paid in four (4) equal quarterly installments of SIXTY-TWO THOUSAND FIVE HUNDRED DOLLARS ($62,500.00), with the first quarterly installment of Annual Rent being paid upon the Commencement Date by LESSEE and each succeeding quarterly installment of Annual Rent being paid every three (3) months thereafter, throughout the Term.

         3.2. LESSOR will contract for and pay all charges for electricity, communications, water, gas and other services or utilities at any time rendered or used on or about the Project Improvements and the Demised Premises.

         3.3. LESSEE hereby covenants and agrees to pay to LESSOR during the Term the Rent, without notice or demand. LESSEE may offset payment of the Rent to LESSOR against any sum due LESSEE from LESSOR. This Lease shall not terminate, nor shall LESSEE have any right to terminate or avoid this Lease, nor shall the obligations and liabilities of LESSEE hereunder be in any way affected for any reason. The obligations of LESSEE hereunder shall be separate and independent covenants and agreements.

                                    ARTICLE 4

                                      TAXES

         4.1 LESSEE hereby covenants and agrees to pay directly to the Borough on or before the date such payments are due (or to direct another party to so pay on LESSEE'S behalf), all Taxes and/or Pilot, as the case may be, due the Borough, for the Demised Premises and the Project Improvements during the Term. Furthermore, LESSEE covenants and agrees to comply with and abide by all of the terms and conditions of the

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Financial Agreement during the entire period that the Financial Agreement is in force and effect.

                                    ARTICLE 5

                                    CONDITION

         5.1. LESSEE agrees to accept possession of the Demised Premises in its "AS IS" condition as of the Commencement Date.

                                    ARTICLE 6

                                    SERVICES

         6.1. LESSOR hereby acknowledges and agrees that LESSOR shall provide, at LESSOR'S sole cost and expense, all services and utilities required in connection with LESSEE'S (or any assignee's or subtenant's) use of the Project Improvements and the Demised Premises and LESSOR'S construction of the Project Improvements or any other improvements hereinafter constructed on the Demised Premises and all maintenance of and repairs to the Demised Premises (including, without limitation, landscaping and snow removal). Notwithstanding anything to the contrary contained in this Lease, LESSEE shall not be obligated in any way to provide any services or utilities or perform any maintenance or repairs to the Demised Premises or to the Project Improvements or any other improvement hereafter constructed on the Demised Premises.

                                    ARTICLE 7

                      CONSTRUCTION OF PROJECT IMPROVEMENTS,
                            MAINTENANCE, ALTERATIONS
                                  AND ADDITIONS

         7.1 LESSOR shall perform and complete, or shall cause the performance and completion of, all Project Improvements and the Facility in accordance with the provisions of the EPC Contract, the Construction Agency Agreement, the Financial Agreement and in compliance with all Insurance Requirements and Legal Requirements.

         7.2. LESSOR agrees to keep the Project Improvements and the Demised Premises in good order and condition, and LESSOR shall make all repairs, alterations, renewals and replacements, ordinary and extraordinary, structural and non-structural, foreseen and unforeseen, and shall take such other action in connection therewith, as may be necessary or appropriate to keep and maintain the Project Improvements and the Demised Premises, and any other improvements hereafter constructed on the Demised Premises, in good order and condition. Notwithstanding anything to the contrary contained in this Lease, LESSEE shall not be obligated in any way to maintain, alter, repair or replace the Project Improvements and the Demised Premises or any other improvements hereafter constructed on the Demised Premises.

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         7.3.      LESSEE hereby authorizes LESSOR to assert all rights and
claims, and to bring suits, actions and proceedings, in LESSEE'S name or in either or both LESSOR'S and LESSEE'S name, in respect of any and all contracts, manufacturer's or supplier's warranties or undertakings, express or implied, relating to the Demised Premises and the Project Improvements, or any other improvements hereafter constructed on the Demised Premises, required to be maintained, repaired, altered, removed or replaced by LESSOR; provided, however, that if LESSEE shall incur any cost in connection therewith, LESSOR shall promptly pay to LESSEE all such costs incurred by LESSEE. LESSEE hereby assigns to LESSOR all warranties and guaranties received by LESSEE, if any, from suppliers or subcontractors with respect to the Demised Premises and the Project Improvements and any other improvements hereafter constructed on the Demised Premises.

         7.4. (a) All Project Improvements hereafter constructed on the Demised Premises, shall be the property of the LESSEE during the Term and all right, title and interest to the Demised Premises shall remain the property of LESSOR (except to the extent they have been leased pursuant to this Lease). On the Termination Date, the LESSOR shall have the option to purchase the Project Improvements from LESSEE for ONE DOLLAR ($1.00). If LESSOR elects not to purchase the Project Improvements, LESSEE may elect, at its sole discretion, to either (i) remove the Project Improvements in a reasonable period of time, or
(ii) leave same on the Demised Premises in their then "as is" condition.

                   (b) LESSOR may install or place or reinstall or replace, alter and remove from the Demised Premises any buildings, equipment, machinery and personal property located on the Demised Premises, including the Project Improvements, provided that any such installation, placement, reinstallation, replacement, alteration or removal shall not materially diminish the assessed valuation of the Project Improvements, or otherwise cause a violation of the provisions of the Financial Agreement.


                                    ARTICLE 8

                             USE OF DEMISED PREMISES

         8.1.      LESSEE may use the Demised Premises for any lawful purpose.

         8.2. LESSOR shall obtain, at its sole cost and expense, all permits, licenses or authorizations of any nature required in connection with LESSEE'S (including any assignee's or subtenant's) use of the Demised Premises and Project Improvements.

         8.3 LESSEE agrees to assign to LESSOR all permits, licenses or authorizations of any nature required in connection with the LESSEE'S use of the Demised Premises and Project Improvements and issued in the name of LESSEE, if any.

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                                    ARTICLE 9

                          COMPLIANCE WITH REQUIREMENTS

         9.1. LESSOR will (a) comply with all Legal Requirements and Insurance Requirements applicable to the Demised Premises and the Project Improvements and the use thereof by LESSEE (and any assignee of subtenant) and
(b) maintain and comply with all permits, licenses and other authorizations required by any governmental authority for LESSEE'S (including any assignee's or subtenant's) use of the Demised Premises and the Project Improvements and for the proper operation, maintenance and repair of the Demised Premises or any part thereof. LESSEE will join in LESSOR'S application for any permit or authorization with respect to Legal Requirements and Insurance Requirements if such joinder is necessary.

                                   ARTICLE 10

                                    INSURANCE

         10.1. LESSOR shall maintain all insurance with respect to the Demised Premises and the Project Improvements as LESSOR shall deem necessary, at LESSOR'S sole discretion, and in all cases in accordance with the requirements of its Financing Documents. The policies of insurance maintained by LESSOR shall also include a contractual liability endorsement evidencing coverage of LESSOR'S obligation to indemnify LESSEE pursuant to the provisions of Section 10.2. LESSEE shall maintain all insurance with respect to the Demised Premises and the Project Improvements as LESSEE shall deem necessary, in LESSEE'S sole discretion.

         10.2. LESSOR hereby indemnifies, and shall pay, protect and hold LESSEE harmless from and against all liabilities, losses, claims, demands, costs, expenses (including attorneys' fees and expenses) and judgments of any nature, arising, or alleged to arise, from or in connection with, (a) this Lease, (b) any injury to, or the death of, any person or loss or damage to property on or about the Demised Premises and the Project Improvement, (c) the violation of this Lease or of any Legal Requirement or Insurance Requirement, or
(d) performance of any labor or services or the furnishing of any materials or other property in respect of the Demised Premises and the Project Improvements or any part thereof by LESSOR or LESSOR'S Visitors (including, without limitation the performance of the Project Improvements). LESSOR will resist and defend any action, suit or proceeding brought against LESSEE by reason of any such occurrence by independent counsel selected by LESSOR, which is reasonably acceptable to LESSEE. The obligations of LESSOR under this Section 10.2 shall survive any termination of this Lease.

         10.3. LESSOR agrees to make no claim against LESSEE for any injury or damage to LESSOR or to any other person or for any damage to, or loss (by theft or otherwise) of, or loss of use of, any property of LESSOR or of any other person, it being understood that LESSOR assumes all risk in connection therewith.


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                                   ARTICLE 11

                            ASSIGNMENT AND SUBLETTING

         11.1. LESSEE has the right to sell, assign, transfer, hypothecate, mortgage, encumber, grant concessions or licenses, sublet, permit to use, or otherwise dispose of any of its interests in this Lease, the Project Improvements or the Demised Premises, by operation of law or otherwise, only with LESSOR'S prior written consent.

                                   ARTICLE 12

                                    CASUALTY

         12.1. In the event that any of the Demised Premises or any of the Project Improvements shall be damaged or destroyed by fire or other casualty, LESSOR'S obligation to commence the Restoration of said Project Improvements shall be controlled by the terms of the Financing Documents.

         12.2. All insurance proceeds paid to LESSOR, if any, shall be held or disbursed by LESSOR pursuant to the terms of the Financing Documents. Insurance proceeds received by LESSEE, if any, shall be directed to LESSOR to be held or disbursed pursuant to the terms of the Financing Documents.

         12.3. In no event shall: (i) LESSOR or LESSEE have the right to terminate this Lease, or (ii) LESSEE be entitled to any abatement, allowance, reduction or suspension of Rent, by reason of the partial or total destruction of the Demised Premises or the Project Improvements regardless of the cause of such destruction.

                                   ARTICLE 13

                                  CONDEMNATION

         13.1. LESSEE hereby irrevocably assigns to LESSOR any award or payment to which LESSEE becomes entitled by reason of any Taking of all or any part of the Demised Premises or the Project Improvements, whether the same shall be paid or payable in respect of LESSEE'S leasehold interest hereunder or otherwise, for LESSOR to hold or disburse pursuant to the terms of the Financing Documents.

         13.2. In no event shall: (i) LESSOR or LESSEE have the right to terminate this Lease, or (ii) LESSEE be entitled to any abatement, allowance, reduction or suspension of Rent, by reason of the Taking of all or any part of the Demised Premises or the Project Improvements regardless of the cause of such Taking.

                                   ARTICLE 14


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                                     ACCESS

         14.1 LESSOR and LESSOR'S Visitor's shall have the right to enter into or upon the Demised Premises and the Project Improvements, or any part thereof, at all times for any reason.

                                   ARTICLE 15

                                  SUBORDINATION

         15.1. This Lease and the Term and estate hereby granted are and shall be subject and subordinate to the lien of each mortgage which may now or at any time hereafter affect all or any portion of the Demised Premises or LESSOR'S interest therein and to all ground leases which may now or at any time hereafter affect all or any portion of the Demised Premises. This Lease hereby shall expressly be subordinated to (i) the lien of the Mortgage, Security Agreement and Assignment of Leases and Income dated as of the date hereof by and between LESSOR, as mortgagor, and The Bank of New York, in its capacity as the Collateral Agent, as mortgagee and (ii) the lien of the Leasehold Mortgage, Security Agreement and Assignment of Leases and Income dated as of the date hereof by and between LESSEE, a mortgagor, and LESSOR, as mortgagee.

         15.2. If, in connection with obtaining financing for the Demised Premises and the Project Improvements or refinancing any mortgage encumbering the Demised Premises, the prospective lender requests reasonable modifications to this Lease as a condition precedent to such financing or refinancing, then LESSEE hereby covenants and agrees not to withhold, delay or condition its consent to such modifications. In addition, if the prospective lender requests that LESSEE execute such prospective lender's standard form of non-disturbance agreement, LESSEE shall promptly execute and deliver such document to LESSOR.

                                   ARTICLE 16

                              ESTOPPEL CERTIFICATES

         16.1.     At any time and from time to time, upon not less than ten
(10) days' prior notice by LESSOR, LESSEE shall execute, acknowledge and deliver to LESSOR a statement (or, if LESSEE is a corporation, an authorized officer of LESSEE shall execute, acknowledge and deliver to LESSOR a statement) certifying the following: (i) the Commencement Date, (ii) the Termination Date, (iii) the date(s) of any amendment(s) and/or modification(s) to this Lease, (iv) that this Lease was properly executed and is in full force and effect without amendment or modification, or, alternatively, that this Lease and all amendments and/or modifications thereto have been properly executed and are in full force and effect, (v) the date to which Rent has been paid, (vi) that no installment of Rent has been paid more than thirty (30) days in advance, (vii) that LESSEE is not in arrears in the payment of any Rent, and (viii) that, to the best of LESSEE'S knowledge, neither party to this Lease is in default in the keeping, observance or performance of any covenant,


                                       9

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agreement, provision or condition contained in this Lease. LESSEE hereby acknowledges and agrees that such statement may be relied upon by any mortgagee, or any prospective purchaser, lessee, sublessee, mortgagee or assignee of any mortgage, of the Demised Premises or any part thereof.

                                   ARTICLE 17

                                  MISCELLANEOUS

         17.1. This Lease may not be amended, modified nor may any obligation hereunder be waived, orally, and no such amendment, modification, termination or waiver, shall be effective unless in writing and signed by the party against whom enforcement thereof is sought. No waiver by LESSOR or LESSEE of any obligation of the responsible party hereunder shall be deemed to constitute a waiver of the future performance of such obligation by responsible party. If any provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such provision shall not be affected thereby. This Lease shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. Upon due performance of the covenants and agreements to be performed by LESSEE under this Lease, LESSOR covenants that LESSEE shall and may at all times peaceably and quietly have, hold and enjoy the Demised Premises during the Term. Exhibit A annexed hereto is incorporated into this Lease. This Lease will be simultaneously executed in several counterparts, each of which when so executed and delivered, shall constitute an original, fully enforceable counterpart for all purposes. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.


                                  AES RED OAK L.L.C., LESSOR

                                  By: /s/ Louis J. Anatrella
                                     -------------------------
                                     Name:  Louis J. Anatrella
                                     Title: Vice President

                                  AES RED OAK URBAN RENEWAL
                                  CORPORATION, LESSEE

                                  By: /s/ Charles B. Falter
                                     -------------------------
                                     Name:  Charles B. Falter
                                     Title: President



                            [GROUND LEASE AGREEMENT]

                                    EXHIBIT A

                                      LAND

All that tract or parcel of land and premises, situate, lying and being in the Borough of Sayreville in the County of Middlesex and State of New Jersey, more particularly described as follows:

BEGINNING at a point in the Easterly line of Raritan River Railroad right-of-way; said point being distant 719.16 feet on a course bearing of North 05 degrees 35 minutes 10 seconds East from a point of curvature of a curve having a radius of 443.3 feet; said point of beginning also being distant 259.91 feet on a course bearing of South 05 degrees 35 minutes 10 seconds West from the point of intersection formed by the Easterly right-of-way line of the Raritan River Railroad with the Southerly line of lands now or formerly owned by the Quigley Company extended Easterly from the point and place of beginning of Parcel "A" as described in Deed Book 2883 page 873 a distance of 70.00 feet on a course bearing South 85 degrees 11 minutes 00 seconds East, running thence from said beginning point:

(1) Along the Easterly line of the Raritan River Railroad North 5 degrees 35 minutes 10 seconds East a distance of 811.14 feet to a point and corner; thence

(2) South 84 degrees 24 minutes 50 seconds East a distance of 38.72 feet to a point and corner; thence

(3) North 24 degrees 50 minutes 30 seconds East a distance of 820.45 feet to a point and corner; thence

(4) North 37 degrees 30 minutes 30 seconds East a distance of 509.70 feet to a point and corner; thence

(5) North 56 degrees 20 minutes 30 seconds East a distance of 285.61 feet to a point and corner; thence

(6) North 69 degrees 20 minutes 30 seconds East a distance of 242.34 feet to a point and corner in the Westerly line of the Jersey Central Power and Light Company easement, 150 feet wide; thence

(7) Along the Westerly line of said Jersey Central Power and Light Company easement South 11 degrees 49 minutes 50 seconds East a distance of 1,163.29 feet to a point and corner; thence

(8) Continuing along the Westerly line of said Jersey Central Power and Light Company easement South 57 degrees 21 minutes 50 seconds East a distance of 383.51 feet to a point and corner ; thence

(9) South 28 degrees 12 minutes 20 seconds West a distance 425.47 feet to a point and corner; thence

(10) South 28 degrees 10 minutes 30 seconds West a distance of 586.75 feet to a point and corner; thence

(11) South 05 degrees 20 minutes 30 seconds West a distance of 146.75 feet to a point and corner; thence

(12) South 82 degrees 20 minutes 30 seconds West a distance of 319.17 feet to a point and corner; thence

(13) North 85 degrees 03 minutes 10 seconds West a distance of 562.61 feet to a point of curvature; thence

(14) On the arc of a circle curving to the right having a radius of 520.00 feet an arc distance of 100.00 feet (chord bearing and distance North 79 degrees 32 minutes 37 seconds West 99.85 feet) to a point and corner; thence

(15) South 15 degrees 57 minutes 56 seconds West a distance of 60.00 feet to a point and corner; thence

(16) On the arc of a circle curving to the right having a radius of 580.00 feet an arc distance of 345.40 feet (chord bearing and distance North 56 degrees 58 minutes 27 seconds West 340.32 feet) to a point of tangency; thence

(17) North 39 degrees 54 minutes 50 seconds West a distance of 46.44 feet returning to the point and place of BEGINNING.

The above premises are commonly known as Lot 1, Block 49.01.

                                 ACCESS EASEMENT

All that tract or parcel of land and premises, situate, lying and being in the Borough of Sayreville in the County of Middlesex and State of New Jersey, more particularly described as follows:

BEGINNING at a concrete monument in the Westerly line of the Raritan River Railroad, said point being the point and place of beginning of Parcel "A" as described in Deed Book 2883 page 873 and running thence from said beginning point:

(1) North 85 degrees 11 minutes 00 seconds West a distance of 934.57 feet to a point and corner in the Easterly line of Jernees Mill Road; thence

(2) On a line parallel to and distant 44 feet measured at a right angle from the centerline of Jernees Mill Road North 11 degrees 56 minutes 50 seconds East a distance of 60.47 feet to a point; thence

(3) South 85 degrees 11 minutes 00 seconds East a distance of 927.86 feet to a point in the Westerly line of the Raritan River Railroad; thence

(4) Along the Westerly line of the Raritan River Railroad South 05 degrees 35 minutes 10 seconds West a distance of 60.00 feet returning to the point and place of BEGINNING.

                            SIGHT TRIANGLE EASEMENTS

All that tract or parcel of land and premises, situate, lying and being in the Borough of Sayreville in the County of Middlesex and State of New Jersey, more particularly described as follows:

EASEMENT "A"

BEGINNING at the point of intersection formed by the Easterly line of Jernees Mill Road (also known as Middlesex County Road # 3-R-18) with the Northerly line of a proposed 60 foot road as shown and delineated on a map entitled, "final subdivision Plat For: Forest View Industrial Park," dated December 1, 1988 and is about to be filed at the Office of The Middlesex County Clerk; said beginning point being distant 44 feet measured at a right angle from the centerline of Jernees Mill Road, running thence from said beginning point:

(1) Along the Easterly line of Jernees Mill Road North 11 degrees 56 minutes 50 seconds East a distance of 96.60 feet to a point; thence

(2) South 08 degrees 33 minutes 17 seconds East a distance of 98.52 feet to a point in the Northerly line of said proposed 60 foot wide road; thence

(3) Along the Northerly line of said proposed North 85 degrees 11 minutes 00 seconds West a distance of 34.78 feet returning to the point and place of BEGINNING.

EASEMENT "B"

BEGINNING at the point of intersection formed by the Easterly line of Jernees Mill Road (also known as Middlesex County Road # 3-R-18) with the Northerly line of a proposed 60 foot road as shown and delineated on a map entitled, "Final Subdivision Plat For: Forest View Industrial Park," dated December 1, 1988 and is about to be filed at the Office of The Middlesex County Clerk; said beginning point being distant 44 feet measured at a right angle from the centerline of Jernees Mill Road, running thence from said beginning point:

(1) Along the Southerly line of said proposed 60 foot wide Road South 85 degrees 11 minutes 00 seconds East a distance of 34.78 feet to a point; thence

(2) South 30 degrees 49 minutes 29 seconds West a distance of 22.26 feet to a point in the Easterly line of Jernees Mill Road; thence

(3) North 85 degrees 11 minutes 00 seconds West a distance of 27.52 feet to a point in the Easterly line of Jernees Mill Road; thence

(4) Along the Easterly line of Jernees Mill Road North 11 degres 56 minutes 50 seconds East a distance of 20.16 feet returning to the point and place of BEGINNING.